Exhibit 99.(a)(7)

Exhibit 99.(a)(7)

MAXIM

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Welcome to the Tender Offer Website for Maxim’s Offer to Purchase for Cash Certain Stock Options.

Please enter your Employee ID (with no leading zeros) and Password (this is MX + the last 4 digits of your social security number). For example, if your social security number is 1234 you would use MX1234. If you do not have a social security number, please use the MMYYYY of your birth. For example, if you were born in March of 1970 your password would be 031970. You will be required to change your password if visiting the website for the first time.

If you have misplaced or did not receive your Employee ID, click here.

Employee ID:

Password:

ENTER

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Welcome to the Tender Offer Website for Maxim’s Offer to Purchase for Cash Certain Stock Options

GENERIC USER

We are pleased to announce that Maxim has officially launched an Offer to Purchase for Cash Eligible Stock Options (the “Offer”) on November 7, 2008 that will remain open until 12:00 a.m. Eastern Standard Time on December 8, 2008 unless extended by Maxim.

The specific terms of the Offer are described in the “Schedule TO - Tender Offer Statement Filed with the United States Securities and Exchange Commission” and the exhibits thereto (the “Offering Materials”). We urge you to read these documents very carefully.

Please note that if the amount of cash you are entitled to receive in the Offer is $10,000 or more, or you are an officer of Maxim, then your payment will be contingent upon your continued employment at Maxim on the applicable vesting date. If your total payment is less than $10,000, then payment is not subject to vesting and will be made as soon as administratively practicable after the closing of the Offer. For a detailed discussion on the timing of payments, please refer to the Offering Materials made available to you.

Make an Election

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Election Information

Click on a link below to view detailed information regarding the offer.

OFFER TO PURCHASE ELIGIBLE STOCK OPTIONS FOR CASH

PROMISE TO MAKE CASH PAYMENT AGREEMENT

SCHEDULE TO - TENDER OFFER STATEMENT

Make An Election Return to Home Page

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To change password, enter your User ID, Old Password, New Password, Re-enter New Password and Click on the Update button. The password has a maximum limit of 9 characters and it can be a combination of letters and/or digits only.

Enter User ID:

Enter Old Password:

Enter New Password:

Re-enter New Password:

Update

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ELECTION FORM

RE: OFFER TO PURCHASE FOR CASH ELIGIBLE STOCK OPTIONS

DATED NOVEMBER 7, 2008

THE OFFER EXPIRES AT 12:00 A.M., EASTERN STANDARD TIME, ON DECEMBER 8, 2008,

UNLESS THE OFFER IS EXTENDED BY MAXIM.

Name: GENERIC USER Employee ID: 123

Indicate your decision to tender your Eligible Options identified below for purchase for Cash by Maxim by checking the “Yes” box under the “Accept Cash Offer” column. If you do not want to tender one or more of your Eligible Options for purchase, check the “No” box under the “Accept Cash Offer” column for those particular options. If you do not clearly mark the “Yes” box with respect to an Eligible Option, your election with respect to that option will default to “No”. In that event, such Eligible Option will not be purchased, and you will not become entitled to the cash payment with respect to that Eligible Option. You may not tender only a portion of an Eligible Option.

Grant Date Expiration Date Option Number Total Shares Outstanding Option Price Black-Scholes (TO) Value Total Tender Offer (TO) Value Accept Cash Offer?

Jan 01, 2003 Jan 01, 2012 xyz 2,000 $9.00 $9.50 $19,000.00 Yes No

Oct 27, 2004 Jan 01, 2012 abcd 200 $10.00 $11.00 $2,200.00 Yes No

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Election Review

You have made the following elections with respect to your Eligible Options:

Grant Date Expiration Date Option Number Total Shares Outstanding Option Price Black-Scholes (TO) Value Total Tender Offer (TO) Value Accept Cash Offer?

Jan 01, 2003 Jan 01, 2012 xyz 2,000 $9.00 $9.50 $19,000.00 Yes No

Oct 27, 2004 Jan 01, 2012 abcd 200 $10.00 $11.00 $2,200.00 Yes No

Is this information correct? If yes, click PROCEED TO CONFIRMATION to continue. If no, click RETURN TO PREVIOUS SCREEN

RETURN TO PREVIOUS SCREEN PROCEED TO CONFIRMATION

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Election Info

Make An Election

Agreement to Terms of Election

I acknowledge my Election is subject to the terms, conditions and restrictions contained in the Offering Materials, including Maxim’s Promise to Make A Cash Payment for those payments subject to vesting.

Email Address: WEBDEV@SOS-TEAM.COM

Employee ID number: 123

RETURN TO PREVIOUS SCREEN

I AGREE

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Print Confirmation

Name : **GENERIC USER**

Employee ID : **123**

Date : **11/6/2008 5:05:30 PM PST**

Your election has been recorded as follows:

Grant Date	Expiration Date	Option Number	Total Shares Outstanding	Option Price	Black-Scholes (TO) Value	Total Tender Offer (TO) Value	Accept Cash Offer?
Jan 01, 2003	Jan 01, 2012	xyz	2,000	$9.00	$9.50	$19,000.00	(•) Yes ( ) No
Oct 27, 2004	Jan 01, 2012	abcd	200	$10.00	$11.00	$2,200.00	( ) Yes (•) No

PRINT THIS PAGE by clicking the PRINT A CONFIRMATION button below and save a copy. This will serve as the Election Confirmation Statement in the event our system does not register your election or provide you with an emailed "Election Confirmation Statement" within one business day after your submission. If you do not receive a confirmation email within one business day after your submission, please forward a copy of your printed Electronic Confirmation Statement via e-mail to stock.mail@maxim-ic.com.

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Election Confirmation Statement

Date 11/06/2008 06:10:43 PM PST

Dear GENERIC USER

Employee ID 123

Your election has been recorded as follows :

Grant Date Expiration Date Option Number Total Shares Outstanding Option Price Black-Scholes (TO) Value Total Tender Offer (TO) Value Accept Cash Offer?

Jan 01, 2003 Jan 01, 2012 xyz 2,000 $9.00 $9.50 $19,000.00 Y

Oct 27, 2004 Jan 01, 2012 abcd 200 $10.00 $11.00 $2,200.00 N

If you have submitted your election electronically, we strongly encourage you to print this page and keep it for your records.

MAXIM

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Contact Info

To contact the Stock Option Administration Hotline

EMAIL: stock.mail@maxim-ic.com

All inquiries will be responded to by the end of the following business day.